Exhibit 4.1.1

FUNDING CERTIFICATE

The undersigned, being the duly elected Snr. VP of Finance and Corporate Secretary of IMV INC., a corporation existing under the laws of Canada (“IMV”), IMMUNOVACCINE TECHNOLOGIES INC., a corporation existing under the laws of the Province of Nova Scotia (“Immunovaccine”) and IMV USA INC., a Delaware corporation (“IMV USA”) and together with IMV and Immunovaccine, singularly and collectively, jointly and severally, “Borrower”), does hereby certify to HORIZON TECHNOLOGY FINANCE CORPORATION (“Horizon”) in connection with that certain Venture Loan and Security Agreement dated as of December 17, 2021, by and among Borrower, Powerscourt Investments XXV, LP and Horizon as Lender and Collateral Agent (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1. The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct, in all material respect, except with respect to any representations or warranties containing a materiality qualifier, which representations and warranties shall be true and correct in all respects, as of the date hereof.

2. No event or condition has occurred that would constitute a Default or an Event of Default under the Loan Agreement or any other Loan Document that has not been previously disclosed to, and waived by, Lenders.

3. Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4. All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied.

5. Borrower has provided Lender with confirmation of clinical trial site activation in the Borrower’s Phase JIB study with respect to Borrower’s ovarian cancer immunotherapy.

6. No material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, has occurred.

7. The proceeds for Loan E and Loan F shall be disbursed as follows:

Disbursement from Horizon:
Loan E Amount	$ 5,000,000.00
Loan F Amount	$ 5,000,000.00
Proceeds due from Horizon:	$10,000,000.00

8. The aggregate proceeds of Loan E and Loan F in the amount of $10,000,000.00 shall be transferred by Horizon to Borrower’s account as follows:

Account Name:	Immunovaccine Technologies Inc.
Intermediary Bank Name:	Wells Fargo Bank N.A., NY, USA

Int. SWIFT Code:	PNBPUS3NNYC
Beneficiary Bank Name:	CIBC
Ben. SWIFT Code:	CIBCCATT
Account Number:	0580414
Dated: June , 2022	IMV INC.

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Dated: June __, 2022	IMV INC.

	By:	/s/ Brittany Davison
	Name:	Brittany Davison
	Title:	SVP Finance

IMMUNOVACCINE TECHNOLOGIES INC.

	By:	/s/ Brittany Davison
	Name:	Brittany Davison
	Title:	SVP Finance

IMV USA INC.

	By:	/s/ Brittany Davison
	Name:	Brittany Davison
	Title:	SVP Finance

[Signature page to Secured Promissory Note (Loan E)]

SECURED PROMISSORY NOTE

(Loan E)

$5,000,000.00	Dated: June __, 2022

FOR VALUE RECEIVED, the undersigned, IMV INC., a corporation existing under the laws of Canada (“IMV”), IMMUNOVACCINE TECHNOLOGIES INC., a corporation existing under the laws of the Province of Nova Scotia (“Immunovaccine”) and IMV USA INC., a Delaware corporation (“IMV USA”) and together with IMV and Immunovaccine, singularly and collectively, jointly and severally, “Borrower”), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation (“Lender”) the principal amount of Five Million and 00/100 United Stated Dollars ($5,000,000.00) or such lesser amount as shall equal the outstanding principal balance of Loan E (the “Loan”) made to Borrower by Lender pursuant to the Loan Agreement (as defined below), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Loan Agreement.

Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate, each as established in accordance with the Loan Agreement (as defined below). Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. If the Funding Date is not the first day of the month, interim interest accruing from the Funding Date through the last day of that month shall be paid on the first calendar day of the next calendar month. Commencing August 1, 2022, through and including July 1, 2024, on the first day of each month (each an “Interest Payment Date”) Borrower shall make payments of accrued interest only on the outstanding principal amount of the Loan. Commencing on August 1, 2024, and continuing on the first day of each month thereafter (each a “Principal and Interest Payment Date” and, collectively with each Interest Payment Date, each a “Payment Date”), Borrower shall make to Lender eighteen (18) equal payments of principal in the amount of Two Hundred Seventy-Seven Thousand Seven Hundred Seventy-Seven and 78/100 United States Dollars ($277,777.78) plus accrued interest on the then outstanding principal amount due hereunder. On the earliest to occur of (i) January 1, 2026, (ii) payment in full of the principal balance of the Loan or (iii) an Event of Default and demand by Lender of payment in full of the Loan, Borrower shall make a payment of Two Hundred Fifty Thousand and 00/100 United States Dollars ($250,000.00) to Lender (the “Final Payment”).

Notwithstanding, and in lieu of, the foregoing, if Borrower satisfies the Interest Only Period Extension Milestone (as defined in the Loan Agreement), then, (a) commencing August 1, 2022, through and including January 1, 2025, on the first day of each month (each an “Extended Interest Payment Date”) Borrower shall make payments of accrued interest only on the outstanding principal amount of the Loan, (b) commencing on February 1, 2025, and continuing on the first day of each month thereafter (each an “Extended Principal and Interest Payment Date” and, collectively with each Interest Payment Date, each Principal and Interest Payment Date and each Extended Interest Payment Date, each a “Payment Date”), Borrower shall make to Lender twelve (12) equal payments of principal in the amount of Four Hundred Sixteen Thousand Six Hundred Sixty-Six and 67/100 United States Dollars ($416,666.67) plus accrued interest on the then outstanding principal amount due hereunder and (c) on the earliest to occur of (i) January 1, 2026, (ii) payment in full of the principal balance of the Loan or (iii) an Event of Default and demand by Lender of payment in full of the Loan, Borrower shall pay to Lender the Final Payment.

If not sooner paid, all outstanding amounts hereunder and under the Loan Agreement shall become due and payable on January 1, 2026.

Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

This Note is referred to in, and is entitled to the benefits of, the Venture Loan and Security Agreement dated as of December 17, 2021 (the “Loan Agreement”), among Borrower, Lender, Powerscourt Investments XXV, LP and Lender as Collateral Agent. The Loan Agreement, among other things, (a) provides for the making of a secured Loan to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid, except as set forth in Section 2.3 of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all fees and expenses, including attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

This Note shall be governed by and construed under the laws of the State of Connecticut. Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the state or federal courts located within the State of Connecticut.

[Remainder of page intentionally blank. Signature Page Follows]

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

IMV INC.

By:	/s/ Brittany Davison
Name:	Brittany Davison
Title:	SVP Finance

IMMUNOVACCINE TECHNOLOGIES INC.

By:	/s/ Brittany Davison
Name:	Brittany Davison
Title:	SVP Finance

IMV USA INC.

By:	/s/ Brittany Davison
Name:	Brittany Davison
Title:	SVP Finance

[Signature page to Secured Promissory Note (Loan E)]

SECURED PROMISSORY NOTE

(Loan F)

$5,000,000.00	Dated: June __, 2022

FOR VALUE RECEIVED, the undersigned, IMV INC., a corporation existing under the laws of Canada (“IMV”), IMMUNOVACCINE TECHNOLOGIES INC., a corporation existing under the laws of the Province of Nova Scotia (“Immunovaccine”) and IMV USA INC., a Delaware corporation (“IMV USA”) and together with IMV and Immunovaccine, singularly and collectively, jointly and severally, “Borrower”), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation (“Lender”) the principal amount of Five Million and 00/100 United States Dollars ($5,000,000.00) or such lesser amount as shall equal the outstanding principal balance of Loan F (the “Loan”) made to Borrower by Lender pursuant to the Loan Agreement (as defined below), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Loan Agreement.

Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate, each as established in accordance with the Loan Agreement (as defined below). Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. If the Funding Date is not the first day of the month, interim interest accruing from the Funding Date through the last day of that month shall be paid on the first calendar day of the next calendar month. Commencing August 1, 2022, through and including July 1, 2024, on the first day of each month (each an “Interest Payment Date”) Borrower shall make payments of accrued interest only on the outstanding principal amount of the Loan. Commencing on August 1, 2024, and continuing on the first day of each month thereafter (each a “Principal and Interest Payment Date” and, collectively with each Interest Payment Date, each a “Payment Date”), Borrower shall make to Lender eighteen (18) equal payments of principal in the amount of Two Hundred Seventy-Seven Thousand Seven Hundred Seventy-Seven and 78/100 United States Dollars ($277,777.78) plus accrued interest on the then outstanding principal amount due hereunder. On the earliest to occur of (i) January 1, 2026, (ii) payment in full of the principal balance of the Loan or (iii) an Event of Default and demand by Lender of payment in full of the Loan, Borrower shall make a payment of Two Hundred Fifty Thousand and 00/100 United States Dollars ($250,000.00) to Lender (the “Final Payment”).

Notwithstanding, and in lieu of, the foregoing, if Borrower satisfies the Interest Only Period Extension Milestone (as defined in the Loan Agreement), then, (a) commencing August 1, 2022, through and including January 1, 2025, on the first day of each month (each an “Extended Interest Payment Date”) Borrower shall make payments of accrued interest only on the outstanding principal amount of the Loan, (b) commencing on February 1, 2025, and continuing on the first day of each month thereafter (each an “Extended Principal and Interest Payment Date” and, collectively with each Interest Payment Date, each Principal and Interest Payment Date and each Extended Interest Payment Date, each a “Payment Date”), Borrower shall make to Lender twelve (12) equal payments of principal in the amount of Four Hundred Sixteen Thousand Six Hundred Sixty-Six and 67/100 United States Dollars ($416,666.67) plus accrued interest on the then outstanding principal amount due hereunder and (c) on the earliest to occur of (i) January 1, 2026, (ii) payment in full of the principal balance of the Loan or (iii) an Event of Default and demand by Lender of payment in full of the Loan, Borrower shall pay to Lender the Final Payment.

If not sooner paid, all outstanding amounts hereunder and under the Loan Agreement shall become due and payable on January 1, 2026.

Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

This Note is referred to in, and is entitled to the benefits of, the Venture Loan and Security Agreement dated as of December 17, 2021 (the “Loan Agreement”), among Borrower, Lender, Powerscourt Investments XXV, LP and Lender as Collateral Agent. The Loan Agreement, among other things, (a) provides for the making of a secured Loan to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid, except as set forth in Section 2.3 of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all fees and expenses, including attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

This Note shall be governed by and construed under the laws of the State of Connecticut. Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the state or federal courts located within the State of Connecticut.

[Remainder of page intentionally blank. Signature Page Follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

IMV INC.

By:	/s/ Brittany Davison
Name:	Brittany Davison
Title:	SVP Finance

IMMUNOVACCINE TECHNOLOGIES INC.

By:	/s/ Brittany Davison
Name:	Brittany Davison
Title:	SVP Finance

IMV USA INC.

By:	/s/ Brittany Davison
Name:	Brittany Davison
Title:	SVP Finance

[Signature page to Funding Certificate (Loans F)]